    As filed with the Securities and Exchange Commission on February 25, 2003
                                                      Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------


                              STONEPATH GROUP, INC.


            Delaware                                           65-0867684
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)




                         1600 Market Street, Suite 1515
                        Philadelphia, Pennsylvania 19103
                                 (215) 979-8370
                    (Address of Principal Executive Offices)

                           --------------------------

                STONEPATH GROUP, INC. 401(K) PROFIT SHARING PLAN
                            (Full title of the plan)

                             ----------------------

                    Stephen M. Cohen                                      With a copy to:
        Senior Vice-President and General Counsel                      Brian North, Esquire
             1600 Market Street, Suite 1515                 Buchanan Ingersoll Professional Corporation
            Philadelphia, Pennsylvania 19103                      1835 Market Street, 14th Floor
                     (215) 979-8370                                     Eleven Penn Center
                Facsimile: (215) 979-8399                             Philadelphia, PA 19102
(Name, address and telephone number of agent for service)              Phone: (215) 665-3828
                                                                     Facsimile: (215) 665-8760

                             ----------------------

                                             CALCULATION OF REGISTRATION FEE
==================================================================================================================================
      Title of Securities to be        Amount to be     Proposed Maximum Offering   Proposed Maximum Aggregate      Amount of
              Registered            Registered (1)(2)      Price Per Share (3)          Offering Price (3)      Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per    1,000,000 shares             $1.51                     $1,510,000               $139.00
share
----------------------------------------------------------------------------------------------------------------------------------
Total                                1,000,000 shares                                       $1,510,000               $139.00
==================================================================================================================================

------------
(1) The shares of common stock, par value $.001 per share (the "Common Stock"), set forth in the Calculation of Registration Fee table and which may be offered pursuant to this registration statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), such additional number of shares of the Company's Common Stock as may be offered or issued as a result of any stock splits, stock dividends or similar transactions.

(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stonepath Group, Inc. 401(k) Profit Sharing Plan (the "Plan").

(3) Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on February 19, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registration Information and Employee Plan Annual Information*

   * The documents containing the information for the Plan required by Part I of the Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1)of the Securities Act. Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents filed with the SEC are incorporated herein by reference:

1.    The Company's Annual Report on Form 10-K for the year ended December 31,
      2001;

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002;

3. The Company's Current Reports on Form 8-K filed as of January 25, 2002, April 19, 2002, May 20, 2002, June 12, 2002, July 3, 2002, July 15, 2002,
      August 2, 2002, August 14, 2002, October 16, 2002 and February 4, 2003;
      and

4. The description of the Company's Common Stock which is contained in the Company's registration statement on our amended Form 8-A filed pursuant to
      Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), dated June 29, 2001, including any subsequent amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company and the Stonepath Group, Inc. 401(k) Profit Sharing Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

      The Company's Certificate of Incorporation and Bylaws reflect the adoption of the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. If the DGCL is amended to authorize corporate action further eliminating or limiting personal liability of directors, the Certificate of Incorporation provides that the liability of the director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL. The Company's Certificate of Incorporation and Bylaws also provide that the Company shall indemnify any person, who was or is a party to a proceeding by reason of the fact that he is or was a director, officer, employer or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in the Company's best interests, in accordance with, and to the full extent permitted by, the DGCL. The determination of whether indemnification is proper under the circumstances, unless made by the court, shall be determined by the Company's Board of Directors.

      The Company has liability insurance for the benefit of its directors and officers. The insurance covers claims against such persons alleging:

      o  breach of duty;
      o  neglect;
      o  error;
      o  misstatement;
      o  misleading statement;
      o  omission; or
      o  improper action.

The insurance covers such claims, except as prohibited by law, or otherwise excluded by such insurance policy.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

      The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

10.12    Stonepath Group, Inc. 401(k) Profit Sharing Plan    Filed herewith

10.13    UBS PaineWebber Standardized 401(K) Profit          Filed herewith
         Sharing Plan Adoption Agreement

23.1     Consent of KPMG LLP                                 Filed herewith

24.1     Power of Attorney (see signature page)


In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, we have received a determination letter from the Internal Revenue Service that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

Item 9.    Undertakings

(a) The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 21st day of February, 2003.

                                       Stonepath Group, Inc.


                                       By:  /s/ Dennis L. Pelino
                                            -----------------------------------
                                                Chairman of the Board and
                                                Chief Executive Officer


                                       By:  /s/ Bohn H. Crain
                                            -----------------------------------
                                                Chief Financial Officer


                                       By:  /s/ Thomas L. Scully
                                            -----------------------------------
                                                Vice President - Controller
                                                (Principal Accounting Officer)

                                Power of Attorney

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dennis L. Pelino and Stephen M. Cohen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, any lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                    Title                                     Date
             ---------                                    -----                                     ----
/s/  Dennis L. Pelino                      Chairman of the Board and Chief                     February 21, 2003
------------------------------             Executive Officer
Dennis L. Pelino

/s/ J. Douglass Coates                     Director                                            February 21, 2003
------------------------------
J. Douglass Coates

/s/ Frank Palma                            Director                                            February 21, 2003
------------------------------
Frank Palma

/s/ Aloysius T. Lawn IV                    Director                                            February 21, 2003
------------------------------
Aloysius T. Lawn IV

/s/ Robert McCord                          Director                                            February 21, 2003
------------------------------
Robert McCord

/s/ David Jones                            Director                                            February 21, 2003
------------------------------
David Jones

      The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 21st day of February, 2003.

Stonepath Group, Inc. 401(k) Profit Sharing Plan

/s/  Bohn H. Crain                         Authorized Signatory for Advisory                   February 21, 2003
------------------------------             Committee, as Plan Administrator
Bohn H. Crain

                                  EXHIBIT INDEX
                                  -------------

10.12    Stonepath Group, Inc. 401(k) Profit Sharing Plan    Filed herewith

10.13    UBS PaineWebber Standardized 401(k) Profit          Filed herewith
         Sharing Plan Adoption Agreement

23.1     Consent of KPMG LLP                                 Filed herewith

24.1     Power of Attorney (see signature page)

In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, we have received a determination letter from the Internal Revenue Service that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.